SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 October 5, 2000
                Date of Report (Date of Earliest Event Reported)



                             etravelserve.com, Inc.
                         (Formerly Revenge Marine, Inc.)
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


   000-25003                        Nevada                          36-3051776
---------------                 -------------                    ---------------
 (Commission                   (State or Other                   (IRS Employer
 File Number)                  Jurisdiction of                   Indentification
                               Incorporation)                       Number)


     c/o EMO Corporate Services
     100 N.E. 3rd Ave, Ste. 1100
     Ft. Lauderdale, FL.                                            33301
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(Address of principal executive offices)                           (Zip Code)


                                 (561) 417-0688
                                 --------------
               Registrant's telephone number, including area code



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On October 5, 2000, Preferred Travel and Tours, Inc. a Florida corporation ("Preferred"), a wholly owned subsidiary of J.R. Solutions, Inc., a Delaware corporation ("JR"), which corporation is, in turn, a wholly owned subsidiary of etravelserve.com, Inc., a Nevada corporation (the "Company"), purchased all of the assets of Rohl, Inc., a Florida corporation, d/b/a All Seasons Travel ("All Seasons"), pursuant to a Asset Purchase Agreement dated as of June 16, 2000 (the "Agreement") by and between Preferred and All Seasons and its controlling principal.

         Preferred acquired all of the All Season's assets for a total negotiated price of $175,000, paid $127,500 in cleared funds at closing and $47,500 in Company common stock, valued as of October 4, 2000. The assets purchased in this transaction include ticket stock and merchandise, tangible personal property (including equipment, photocopy machines, telephones, signs, office supplies, furniture, furnishings, shelving and leasehold improvements) and intangible property (goodwill, customer lists, telephone numbers, trade names).

         The funds required to pay for the assets purchased pursuant to the Agreement were derived from the sale of $500,000 of debentures.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

         (a.)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  None required.


         b.       PRO FORMA FINANCIAL INFORMATION.

                  None required.

         c.       EXHIBITS.

                  1. Asset Purchase Agreement dated as of June 16, 2000 between Preferred and Rohl, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                     ETRAVELSERVE.COM, INC..


Date: November 3, 2000                      By:  /s/ Paul R. Johnson
                                                 ----------------------------
                                                     Chief Executive Officer



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